Exhibit 99.1

www.CellTherapeutics.com

Cell Therapeutics, Inc. (CTI) Reduces Net Loss for Third

Quarter and Nine Months Ended September 30, 2012

Compared to Same Periods in 2011

Recent Company Highlights

•

Pixuvri made commercially available as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive non-Hodgkin B-cell lymphoma (“NHL”) in Sweden, Denmark, Finland and Austria.

•

Selected clinical research organization (“CRO”) and identified sites in preparation for phase 3 clinical trial of pacritinib, a highly selective JAK2 inhibitor, for treatment of patients with myelofibrosis (“MF”), which is expected to start in Q4 2012.

•	Received orphan drug designation of OPAXIO for glioblastoma multiforme, a malignant brain cancer.

•	Published clinical study of pacritinib in relapsed/refractory lymphoma in the Journal of Clinical Oncology and a preclinical study CT-1578 in the Journal of Immunology.

•

Announced the appointment of Matthew J. Plunkett, Ph.D., as CTI’s Executive Vice President, Corporate Development, former Director and Head of West Coast Biotechnology for Oppenheimer & Co. and its U.S. predecessor, CIBC World Markets.

•	Raised approximately $55.6 million in net proceeds in an underwritten public offering.

November 1, 2012 Seattle—Cell Therapeutics, Inc. (“CTI” or the “Company”) (NASDAQ and MTA: CTIC) today reported financial results for the third quarter of 2012 and recent accomplishments.

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Financial Results

Third Quarter Results

For the quarter ended September 30, 2012, total operating expenses were $14.7 million compared to $15.3 million for the same period in 2011. Net loss attributable to common shareholders was $20.2 million ($0.38 per share) for the quarter ended September 30, 2012 compared to a net loss attributable to common shareholders of $29.7 million ($0.80 per share) for the same period in 2011. The decrease in net loss attributable to CTI’s common shareholders is primarily due to a decrease in non-cash deemed dividends on preferred stock issuances. The decline in dividends and deemed dividends on preferred stock between the comparable periods is attributable to the total dollar amounts of the equity offerings completed.

Nine-Month Results

For the nine months ended September 30, 2012, total operating expenses were $82.2 million compared to $52.3 million for the same period in 2011. Most of the increase in operating expenses is primarily related to the $29.1 million acquired in-process research and development expense related to the acquisition of pacritinib from S*BIO Pte Ltd. in 2012. Net loss attributable to common shareholders was $96.2 million ($2.12 per share) for the nine months ended September 30, 2012 compared to a net loss attributable to common shareholders of $103.2 million ($3.11 per share) for the same period in 2011. The decrease in net loss attributable to CTI’s common shareholders is primarily due to a decrease in non-cash deemed dividends on preferred stock issuances. The decline in dividends and deemed dividends on preferred stock between the comparable periods is attributable to the total dollar amounts of the equity offerings completed.

In June 2012, CTI completed the acquisition of pacritinib from S*BIO Pte Ltd. As a result of this acquisition, CTI realized an acquisition-related expense of $29.1 million for acquired in-process research and development. On a non-GAAP (“Generally Accepted Accounting Principles”) basis to exclude this acquired in-process research and development expense, non-GAAP operating expenses were $53.1 million for the nine months ended September 30, 2012 compared to $52.3 million for the same period in 2011. Non-GAAP net loss attributable to common shareholders, excluding the in-process research and development expense, was $67.1 million ($1.51 per share), for the nine months ended September 30, 2012 compared to a net loss attributable to common shareholders of $103.2 million ($3.11 per share).

Non-GAAP operating expenses and non-GAAP net loss attributable to common shareholders excludes in-process research and development expenses related to the acquisition. For more information regarding CTI’s use of non-GAAP measures, please refer to the section entitled “Non-GAAP Financial Measures” and to the reconciliation of CTI’s non-GAAP financial measures to their most directly comparable GAAP measures, which have been provided in the financial statement tables included elsewhere in this press release.

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CTI had approximately $14.3 million in cash and cash equivalents as of September 30, 2012. In October 2012, CTI raised approximately $55.6 million in net proceeds from the sale of CTI’s Series 17 convertible preferred stock in a public underwritten offering.

“In the third quarter, we achieved our goal of making Pixuvri commercially available in the European Union (“E.U.”). Pixuvri is now commercially available in Sweden, Denmark and Finland as well as Austria and we continue the roll-out with entry into Germany, the United Kingdom and the Netherlands scheduled in November,” stated James A. Bianco, M.D., President and CEO of CTI. “We expect to begin a phase 3 study of pacritinib in MF this quarter and have the CRO in place that will conduct the study and we have identified leading institutions that will participate in the study. We believe that strong institutional investor interest in the opportunity for Pixuvri in the E.U. and pacritinib’s product profile in MF, in addition to our other pipeline assets, drove the recent successful completion of our financing of approximately $55.6 million in net proceeds. We believe this financing will help provide us with additional resources to reach significant milestones in the development of our pipeline.”

Conference Call Information

On Nov. 1, 2012, at 8:30 a.m. Eastern/1:30 p.m. Central European/5:30 a.m. Pacific Time, members of CTI’s management team will host a conference call to discuss CTI’s 2012 third quarter financial results.

Conference Call Numbers Nov. 1, 2012, at 8:30 a.m. Eastern/1:30 p.m. Central European/5:30 a.m. Pacific Time 1-877-941-2333 (US Participants) 1-480- 629-9773 (International)

Call-back numbers for post-listening available at 11:30 a.m. Eastern Time: 1-800-406-7325 (US Participants) 1-303-590-3030 (International) Passcode: 4572038 #

Live audio webcast at www.celltherapeutics.com will be archived for post-call listening approximately two hours after call ends.

About Pixuvri (pixantrone)

Pixuvri is a novel aza-anthracenedione with unique structural and physio-chemical properties. Unlike related compounds, Pixuvri forms stable DNA adducts and in preclinical models has superior anti-lymphoma activity compared to related compounds. Pixuvri was structurally designed so that it cannot bind iron and perpetuate

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206

oxygen radical production or form a long-lived hydroxyl metabolite — both of which are the putative mechanisms for anthracycline induced acute and chronic cardiotoxicity. These novel pharmacologic properties allow Pixuvri to be administered to patients with near maximal lifetime exposure to anthracyclines without unacceptable rates of cardiotoxicity, and, because Pixuvri is not a vesicant, allow it to be safely delivered via a peripheral intravenous catheter.

In May 2012, Pixuvri received conditional marketing authorization in the E.U. as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive NHL. The benefit of pixantrone treatment has not been established in patients when used as fifth line or greater chemotherapy in patients who are refractory to last therapy. The Summary of Product Characteristics (“SmPC”) has the full prescribing information, including the safety and efficacy profile of Pixuvri in the approved indication. The SmPC is available at www.pixuvri.eu.

CTI is currently accruing patients into a Phase 3 trial comparing pixantrone and rituximab with gemcitabine and rituxan in the setting of aggressive B-cell NHL. We expect that European sites will be participating in this study later this year.

Pixuvri is currently available in the E.U. through Named Patient Programs.

Pixuvri does not have marketing approval in the United States.

About Conditional Marketing Authorization

Similar to accelerated approval regulations in the United States, conditional marketing authorizations are granted in the E.U. to medicinal products with a positive benefit/risk assessment that address unmet medical needs and whose availability would result in a significant public health benefit. A conditional marketing authorization is renewable annually. Under the provisions of the conditional marketing authorization for Pixuvri, CTI will be required to complete a post-marketing study aimed at confirming the clinical benefit previously observed.

The European Medicines Agency’s (the “EMA”) Committee for Medicinal Products for Human Use has accepted PIX306, CTI’s ongoing randomized controlled phase III clinical trial, which compares Pixuvri-rituximab to gemcitabine-rituximab in patients who have relapsed after one to three prior regimens for aggressive B-cell NHL and who are not eligible for autologous stem cell transplant. As a condition of approval, CTI has agreed to have available the PIX306 clinical trial results by June 2015.

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206

About Pacritinib

Pacritinib is an oral, once a day, tyrosine kinase inhibitor (TKI) with dual activity against JAK2 and FMS-like tyrosine kinase 3 (“FLT3”). Mutations in these kinases have been shown to be directly related to the development of a variety of blood related cancers including other myeloproliferative neoplasms (“MPNs”), leukemia and lymphoma. Pacritinib has demonstrated encouraging results in phase 1 and 2 studies for patients with myelofibrosis and a phase 3 study is planned for this disease. FLT3 is a commonly mutated gene found in acute myeloid leukemia (“AML”) patients and its activating mutations have been proven to be a negative prognostic marker for clinical outcome suggesting a possible future role for treatment of AML.

Non-GAAP Financial Measures

In June 2012, CTI completed the acquisition of pacritinib from S*BIO Pte Ltd. CTI has provided in this press release the non-GAAP financial measures of non-GAAP operating expenses, non-GAAP net loss attributable to common shareholders, and non-GAAP basic and diluted net loss per share each for the nine months ended September 30, 2012. The definition of these non-GAAP financial measures may differ from similarly titled measures used by other companies. CTI believes that presenting these non-GAAP financial measures, which exclude the acquisition-related acquired in-process research and development expense, is a useful supplement to GAAP financial measures for both management and investors in evaluating CTI’s ongoing operating results and performance over time, and comparing CTI’s performance with other reporting periods.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of CTI’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the market price of CTI’s securities. The risks and uncertainties that could affect the development of Pixuvri, pacritinib, tosedostat or OPAXIO include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and with Pixuvri, pacritinib, tosedostat or OPAXIO in particular including, without limitation, the potential failure of Pixuvri to prove safe and effective for the treatment of relapsed or refractory NHL and/or other tumors as determined by the U.S. Food and Drug Administration (the “FDA”); that CTI’s plan to make Pixuvri commercially available in additional countries in Europe, including Germany, the United Kingdom and the Netherlands, may not occur as planned; that CTI may not be able to complete the PIX306 clinical trial of Pixuvri-rituximab compared to gemcitabine-rituximab in patients who have relapsed after 1 to 3 prior regimens for aggressive B-cell NHL and who are not eligible for autologous stem cell transplant by June 2015 or at all as required by the EMA; that CTI may not have the results of the PIX306 clinical trial available by June 2015 or at all; that CTI may not be able complete a post-marketing study aimed at confirming the clinical benefit observed in the PIX301 trial; that the conditional marketing authorization for Pixuvri may not be renewed; the potential that phase III studies of pacritinib might not begin in the fourth quarter of 2012; or failure of a pacritinib to prove safe and effective for primary MF and MF secondary to other MPNs; the potential that phase III studies of tosedostat may not occur as planned; the potential failure of tosedostat to prove safe and effective for the treatment of elderly patients with newly-diagnosed AML or high-risk myelodysplastic syndrome (“MDS”) (including when administered in combination with cytarabine or decitabine) as determined by the FDA and/or the EMA; the potential failure of combination studies of tosedostat with hypomethylating agents in treating AML and/or MDS; that the studies of tosedostat may not achieve their primary and/or secondary objectives; that tosedostat may not be approved by the FDA and/or the EMA; that CTI cannot guarantee or predict whether or not orphan-drug designation of OPAXIO for glioblastoma multiforme will provide a substantial benefit to CTI; that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials or the total number of patients enrolled; that CTI’s average net operating burn rate may increase; CTI’s ability to continue to raise capital as needed to fund its operations in general; and risks related to competitive factors, technological developments, costs of developing, producing, and selling Pixuvri, including, without limitation, the risk factors listed or described from time to time in CTI’s filings with the Securities and Exchange Commission including,

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206

without limitation, CTI’s most recent filings on Forms 10-K, 8-K, and 10-Q. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Ed Bell

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206

Cell Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating expenses:
Research and development	$6,951	$7,530	$24,080	$26,982
Selling, general and administrative	7,763	7,760	29,024	25,297
Acquired in-process research and development	—	—	29,108	—

Total operating expenses	14,714	15,290	82,212	52,279

Loss from operations	(14,714)	(15,290)	(82,212)	(52,279)
Other income (expense):
Investment and other income (expense), net	(270)	(14)	(179)	(67)
Interest expense	(43)	(161)	(51)	(734)
Amortization of debt discount and issuance costs	—	(129)	—	(436)
Foreign exchange gain (loss)	216	(1,133)	(96)	(56)
Settlement expense	(435)	—	(435)	—

Net loss before noncontrolling interest	(15,246)	(16,727)	(82,973)	(53,572)
Noncontrolling interest	57	65	200	179

Net loss attributable to CTI	(15,189)	(16,662)	(82,773)	(53,393)
Dividends and deemed dividends on preferred stock	(5,014)	(13,023)	(13,472)	(49,817)

Net loss attributable to CTI common shareholders	$(20,203)	$(29,685)	$(96,245)	$(103,210)

Basic and diluted net loss per common share	$(0.38)	$(0.80)	$(2.12)	$(3.11)

Shares used in calculation of basic and diluted net loss per common share	52,921	36,999	45,442	33,145

Balance Sheet Data (unaudited):	(amounts in thousands)
	September 30, 2012	December 31, 2011

Cash and cash equivalents	$14,289	$47,052
Working capital	(7,065)	33,291
Total assets	36,175	62,239
Accumulated deficit	(1,811,030)	(1,714,785)
Total shareholders’ equity (deficit)	(9,895)	28,009

Non-GAAP Reconciliations

(In thousands, except for per share amounts)

(unaudited)

Nine Months Ended September 30,
2012

As Reported total operating expenses (GAAP)	$82,212
As Reported acquired in-process research and development (GAAP)	$29,108

As Adjusted total operating expenses (Non-GAAP)	$53,104

Nine Months Ended September 30,
2012

As Reported net loss attributable to CTI common shareholders (GAAP)	$(96,245)
As Reported acquired in-process research and development (GAAP)	$29,108

As Adjusted net loss attributable to CTI common shareholders (Non-GAAP)	$(67,137)

Nine Months Ended September 30,
2012

As Reported shares used in calculation of basic and diluted net loss per common share (GAAP)	45,442
Weighted average common shares issued in connection with the acquisition of assets of S*BIO Pte Ltd. (GAAP)	855

As Adjusted shares used in calculation of basic and diluted net loss per common share (Non-GAAP)	44,587

Nine Months Ended September 30,
2012

As Adjusted net loss attributable to CTI common shareholders (Non-GAAP) - see above	$(67,137)
As Adjusted shares used in calculation of basic and diluted net loss per common share (Non-GAAP) - see above	44,587

As Adjusted basic and diluted net loss per common share (Non-GAAP)	$(1.51)